UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Pyrophyte Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Pyrophyte Acquisition Corp. Files Definitive Proxy Statement for Shareholder Meeting Seeking Extension

Highlights:

•	Pyrophyte Acquisition Corp. (NYSE: PHYT) (the “Company”) has a non-binding letter of intent in place with a company in the critical minerals sector
•	The Company seeks to extend the period of time it will have to consummate its initial business combination by 12 months from the current deadline of April 29, 2023 until April 29, 2024 (the “Extension”)
•	For each month of Extension, Pyrophyte Sponsor LLC, the Company’s sponsor (the “Sponsor”), or its designees, will deposit additional funds into the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) in an amount equal to the lesser of (i) $0.04 per public share multiplied by the number of public shares then outstanding and (ii) $160,000, up to a maximum aggregate contribution of $1,920,000
•	In order to mitigate the risk of being viewed as operating an unregistered investment company, the Company will, on or prior to the 24-month anniversary of the effective date of the registration statement relating to the IPO, hold all funds in the Trust Account in an interest-bearing bank deposit account, which is currently expected to yield interest of approximately 4.0% per annum
•	Because the Company is domiciled in the Cayman Islands, any redemption of its ordinary shares would not be subject to the 1% U.S. federal excise tax (the “Excise Tax”) established by the Inflation Reduction Act of 2022. If the Company were to become subject to the Excise Tax in the future, the per-share redemption amount payable from the Trust Account to our public shareholders is not expected to be reduced by any Excise Tax imposed on the Company

Houston, Texas, April 11, 2023 – Pyrophyte, a blank check company incorporated as a Cayman Islands exempted company, today announced that it filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) to seek shareholder approval to, among other proposals, (1) extend the period of time the Company will have to consummate its initial business combination by 12 months from the current deadline of April 29, 2023 until April 29, 2024. For each month of Extension, the Sponsor, or its designees, will deposit additional funds into the Trust Account established in connection with the Company’s IPO in an amount equal to the lesser of (i) $0.04 per public share multiplied by the number of public shares then outstanding and (ii) $160,000, up to a maximum aggregate contribution of $1,920,000. Each contribution plus the amount remaining in the Trust Account is expected to be held in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended. In order to mitigate the risk of being viewed as operating an unregistered investment company, the Company will, on or prior to the 24-month anniversary of the effective date of the registration statement relating to the IPO, hold all funds in the Trust Account in an interest-bearing bank deposit account, which is currently expected to yield interest of approximately 4.0% per annum.

On September 29, 2022, the Company signed a non-binding letter of intent for a business combination with a company in the critical minerals sector (“Target”). However, no assurances can be made that the Company and Target will successfully negotiate and enter into a definitive agreement regarding a business combination. Any transaction would be subject to board and equity holder approval of both companies, regulatory approvals and other customary closing conditions.

Because the Company is domiciled in the Cayman Islands, any redemption of its ordinary shares would not be subject to the Excise Tax. If the Company were to become subject to the Excise Tax in the future, whether in connection with the consummation of a business combination with a U.S. company (including if the Company were to redomicile as a U.S. corporation in connection therewith) or otherwise, whether and to what extent the Company would be subject to the Excise Tax on a redemption of its ordinary shares would depend on a number of factors. If the Company were to become a covered corporation in the future, the per-share redemption amount payable from the Trust Account (including any interest earned on the funds held in the Trust Account) to our public stockholders in connection with a redemption of our stock is not expected to be reduced by any Excise Tax imposed on the Company.

The extraordinary general meeting will be held in person at 9:00 a.m. Eastern Time on April 24, 2023 at the offices of White & Case LLP, located at 1221 Avenue of the Americas, New York, New York 10020. The Company encourages its shareholders to vote in favor of the Extension and each other proposal described in the definitive proxy statement.

The Company’s shareholders of record at the close of business on the record date, March 27, 2023, are entitled to vote the ordinary shares owned by them at the extraordinary general meeting. Every shareholder’s vote is very important, regardless of the number of shares held, and the Company requests the prompt submission of votes.

Shareholders may vote online at https://www.cstproxy.com/pyrophytespac/2023 by following the instructions on their provided proxy card. If the shares are held in an account at a brokerage firm or bank, shareholders must instruct their respective broker or bank how to vote the shares, or the shareholders may cast their vote online at www.cstproxyvote.com by obtaining a proxy from the respective brokerage firm or bank.

About Pyrophyte Acquisition Corp.

Pyrophyte Acquisition Corp. is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. For more information, please visit https://www.pyrophytespac.com.

Additional Information and Where to Find It

The Company urges investors, shareholders and other interested persons to read the definitive proxy statement dated April 11, 2023 (the “Extension Proxy Statement”), as well as other documents filed by the Company with the SEC, because these documents contain important information about the Company and the Extension. The Extension Proxy Statement is being mailed to shareholders of the Company as of a record date of March 27, 2023, on or about April 13, 2023. Shareholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: 3262 Westheimer Road, Suite 706, Houston, Texas 77098, Attention: Sten Gustafson, Chief Financial Officer.

Participants in Solicitation

The Company and its directors, executive officers and other members of their management may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposals described therein. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, to which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating the Company’s shareholder approval of the Extension, the Company’s inability to complete an initial business combination within the required time period, and other risks and uncertainties indicated from time to time in filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors,” the Extension Proxy Statement under the heading “Risk Factors” and other documents the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contacts

Sten L. Gustafson

Chief Financial Officer and Director

Pyrophyte Acquisition Corp.

281-701-4234

sten.gustafson@pyrophytespac.com

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